ACQUISITION AGREEMENT

Acquisition Agreement, made this 5th day of July 2006 among:

WAH KING INVEST CORP.

Hoofddorp, The Netherlands

a Delaware corporation

("Buyer")

and

BOUWCLUB NEDERLAND B.V.

J.C. Beetslaan 153-155

2131 AL Hoofddorp,

The Netherlands

a Dutch corporation

("Company")

and

UNITED REAL ESTATE HOLDING GMBH

MR. GERARDUS RONALD STEENBERGEN

MR. ROY PATRICK PICENI

MR. ANDRPURVI1#233; MEIJER

AND VLAANDEREN HOLDING BV LTD.

(the "Sellers")

WHEREAS;

A.            Buyer, a company trading on the OTC Bulletin Board, directly and through one or more subsidiaries, intends to engage in the sales of returned goods and stock lots of consumer products, The Netherlands.

B.	Company is in the sales of returned goods and stock lots of consumer products, The Netherlands.

C.            Sellers, are 100 percent owners of the Company, and intend to no longer engage in the sales of returned goods and stock lots of consumer products, The Netherlands.

D.            The parties hereto deem it to be in the best interest of each of them that Buyer purchase 100 percent of the issued and outstanding capital stock of the Company from the Sellers, and generally succeed to the business of the Company, all pursuant to such terms, provisions and conditions as the parties hereto shall agree.

NOW, THEREFORE, WITNESSETH, that for and in consideration of the premises and of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

A.	PURCHASE AND PAYMENT

1.	PURCHASE AND SALE OF STOCK.

1.1           Buyer agrees to purchase from Sellers and Sellers agree to sell, assign, transfer and deliver to Buyer 100 percent of the issued and outstanding stock of the Company owned by Sellers. (Collectively, the "Stock").

1.2           The purchase and payment for the Stock by Buyer shall take place at the time and in the manner hereinafter provided, and the sale, assignment, transfer and delivery of the Stock by Sellers, shall take place on the Closing Date at the Closing as those terms are hereinafter defined, subject to the fulfillment of the conditions hereinafter provided.

2.	PURCHASE PRICE.

2.1           The aggregate purchase price of the Stock (the "Purchase Price"), shall be one million (1,000,000) voting non registered preferred shares of the Buyer payable to United Real Estate Holdings GMBH valued at $1.00 per share and six million (6,000,000) voting non registered common shares of the Buyer payable to Mr. Gerardus Ronald Steenbergen, Mr. Roy Patrick Piceni, Mr. André Meijer, and Vlaanderen Holding BV Ltd. valued at $0.50 per share. One half the shares comprising the Purchase Price, shall be transferred to the Sellers at closing, in accordance with Schedule A attached, and one half to be held in escrow and paid to Sellers only in the event the Company achieves a minimum of $2,500,000 in sales and $500,000 in gross profits by the end of fiscal year ended December 31, 2006.

B.	REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants that (i) Buyer is a duly organized and validly existing corporation under the laws of the State of Delaware, (ii) the execution, delivery and performance of this Agreement by the Buyer has been duly authorized by all necessary corporate action, (iii) this Agreement is a valid and legally binding obligation of the Buyer enforceable in accordance with the terms hereof, (iv) no governmental authorization, approval, order, license, permit, franchise or consent and no registration or filing with any governmental authority is required in connection with the execution, delivery or performance of this Agreement by the Buyer.

C.	REPRESENTATIONS AND WARRANTIES OF SELLERS AND THE COMPANY

Sellers and the Company hereby warrant and represent to Buyer that, as of the date hereof, the following statements are true and correct.

1.	CORPORATE STATUS.

The Company is (a) duly organized, validly existing and in good standing under the laws of The Netherlands; (b) has full corporate power to own all of its properties and carry on its business as it is now being conducted; and (c) is qualified to do business as a foreign corporation in each of the jurisdictions in which it operates and the character of the properties owned by the Company or the nature of the business transacted by the Company does not make qualification necessary in any other jurisdiction or jurisdictions.

2.	AUTHORITY TO SELL.

Sellers have full right, power and authority to sell, transfer and deliver the Stock owned by such Sellers to Buyer in accordance with the terms of this Agreement, and otherwise to consummate and close the transaction provided for in this Agreement in the manner and upon the terms herein specified.

3.	FINANCIAL STATEMENTS.

At or prior to the date of this Agreement, Company has delivered to Buyer internal financial statements as of June 30, 2006, comprising Schedule B hereto, and said internal financial statements, including the related notes and explanatory notes, present fairly the financial position of Company at the date thereof and the results of its operations for the periods therein indicated, in conformity with generally accepted accounting principals applied on a basis consistent in each case with that of the preceding year.

4.	PERIOD SINCE MOST RECENT FINANCIALS.

From the date of the most recent reviewed internal balance sheet included in Company's Schedule B Financials, Company has:

4.1           Not suffered any material adverse change in its financial condition, assets, liabilities or business.

4.2           Not affirmatively waived, canceled or compromised any of its rights, debts or claims of substantial value.

4.3           Not issued any additional shares of stock, rights or options to purchase or convert into such stock, or other securities.

4.4           Not made any distribution to its shareholders, as shareholders, of any assets, by way of dividends, purchase of shares or otherwise.

4.5           Not mortgaged, pledged or granted a lien or encumbrance on any of its properties or assets, except with respect to equipment purchased by Company during such period.

4.6           Not sold or transferred any of its assets, tangible or intangible, except motor vehicles and except inventory and other assets sold or disposed of in the ordinary and usual course of business.

4.7           Not incurred any extraordinary losses, within the meaning of generally accepted accounting principles, and/or incurred or become liable for any obligations or liabilities except current liabilities, within the meaning of generally accepted accounting principles, incurred in the ordinary and usual course of business, or made any extraordinary expenditures, within the meaning of generally accepted accounting principles, other than for the purchase of motor vehicles and for additions and betterments to existing plant, equipment and facilities.

4.8           Not increased the rate of compensation for any of its officers or directors nor for any executive employees, except as may be in accord with past practices and in the usual and ordinary course of business of the Company.

4.9           Not experienced any material adverse effect on its business, properties and assets as the result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike, embargo, confiscation of vital equipment, material or inventory, cancellation of contracts by any domestic or foreign government, or any agency thereof, or customer whose business with seller represents 5% or more of sellers gross revenue, riot, activities of armed forces, or acts of God or the public enemy.

4.10        To the best knowledge of Seller, it not incurred any liabilities, contingent or otherwise, except those stated in the balance sheet of Swedia as of December 31, 2004, attached hereto as Schedule E - 1, or described in any notes accompanying said balance sheet, those referred to in Schedule E - 1 hereto, and current liabilities incurred in the ordinary and usual course of business since the date of the said balance sheet.

5.	CAPITAL STRUCTURE.

The Company (a) is authorized by its charter and applicable law to issue capital stock of this type; (b) has no issued and outstanding shares of its capital stock whatever, except as specifically indicated herein, which such shares are fully paid and non-assessable; (c) does not have authorized, issued or outstanding any additional subscription, option, warrant, conversion or other rights to the issuance or receipt of shares of its capital stock; (d) has all voting rights vested exclusively in the presently issued and outstanding capital stock; and (e) has outstanding no bonds, debentures or other similar evidences of indebtedness.

6.	OWNERSHIP OF STOCK.

All of the issued and outstanding shares of capital stock of the Company are owned by United Real Estate and the Sellers, United Real Estate and Sellers hold such stock free and clear of all liens, claims, debts, encumbrances and assessments, and any and all restrictions as to sale, assignment or transferability thereof. Sellers have full right, power and authority to sell, transfer and deliver all of the shares of Stock owned by Sellers and the certificates therefore, sold hereunder, to Buyer in accordance with the terms of this Agreement, and otherwise to consummate and close the transaction provided for in this Agreement in the manner and upon the terms herein specified.

7.	TITLE TO ASSETS.

The Company has good and marketable title to all of its assets, which good and marketable title is free and clear of all mortgages, pledges, liens, credit agreements, title retention agreements, security agreements, taxes, claims, debts and other obligations and encumbrances.

8.	PEACEABLE POSSESSION OF ASSETS.

The ownership and possession of all of the assets of the Company have been peaceable and undisturbed and the title thereto has never been disputed or questioned to the knowledge of the Company; nor does the Company know of any facts by reason of which the possession or title thereof by the Company might be disturbed or questioned or by reason of which any claim to its assets might arise or be set up adverse to the Company.

9.	REGULATORY GOOD STANDING.

The Company has all material rights, certificates, authorities, permits, licenses, franchises and other authorizations necessary to and has complied in material respects with all laws applicable to, the conduct of its business in the manner and in the areas in which such business is presently being conducted and all such certificates, authorities, rights, permits, licenses, franchises and authorizations are valid, in good standing, in full force and effect, under no orders of suspension or restraints, and subject to no disciplinary, probationary or other orders. To the best of its knowledge, the Company has engaged in no activity whatever which would cause or lead to proceedings involving revocation, suspension, restraint, disciplinary action or any other action whereby any of such certificates, authorities, rights, permits, licenses, franchises or authorizations, or any part thereof, might be canceled, terminated, suspended, impaired, lost or otherwise adversely affected, and no action or proceeding looking to or contemplating any of the foregoing is pending or to the Company's knowledge threatened. The foregoing shall not be deemed to constitute a warranty or representation that the Company has not heretofore or shall not hereafter suffer to be committed minor and unintentional violations of any governmental regulations of such nature as not to cause either suspension or revocation of the Company's operating authority.

10.	LITIGATION.

The Company is not a party to any pending or to its knowledge threatened suit, action, proceeding, prosecution or litigation which might materially adversely affect the financial condition, business, assets, properties, certificates, rights, authorities, franchises or authorizations of the Company, or materially interfere therewith, nor to the knowledge of the Company is there any threatened or pending governmental investigation involving the Company or any of its operations, including inquiries, citations or complaints by any federal, state or local administration or agency, which would materially adversely affect the financial condition, business, assets or properties of the Company; and there are no outstanding, existing or pending judgments, orders, decrees, rulings, directives, stipulations or other mandates of any court or any public or quasi-public agency, body or official which have been in any way violated as they relate to or affect the Company or any of the Company's properties, businesses, operations, affairs or activities.

11.	DEFAULTS.

There are no material defaults on the part of the Company under any contract, lease, mortgage, pledge, credit agreement, title retention agreement, security agreement, lien, encumbrance or any other commitment, contract, agreement or undertaking to which the Company is a party.

12.	TAX RETURNS.

All tax returns for income taxes, surtaxes, excess profits taxes, franchise taxes, sales and use taxes, real and personal property taxes and any and all other taxes to which the Company, or its assets, operations or income may be subject, due as of the date hereof, have been duly prepared and filed in good faith and all taxes shown thereon have been paid or are accrued on the books of the Company.

13.	LABOR PROBLEMS.

No labor or labor union problems or difficulties, strikes, walk-outs, slow downs, job actions, boycotts, arbitrations, investigations, litigations or similar proceedings with respect thereto, are presently existing, suffered, pending or threatened with respect to the Company, its employees, business operations, assets or properties.

14.	COMPLIANCE WITH LAW.

All of the properties, assets and business operations of the Company conform in material respects with all applicable ordinances, regulations, laws and statutes, including but not limited to building, zoning, safety, highway and other such laws, rules, regulations and ordinances.

15.	INFRINGEMENTS.

The Company has never been charged with infringement or violation of any adversely held patent, trademark, trade name, or copyright, with claims reading on operations of the Company or on apparatus or methods employed by the Company in effecting the same, which would materially adversely affect any operation of the Company, nor is the Company using or in any way making use of any confidential information or trade secrets, of any former employer or any present or past employee of the Company except as a result of the acquisition of the business of such former employer.

16.	TRUTH OF REPRESENTATION.

No representation by the Company made in this Agreement and no statement made in any certificate or schedule furnished in connection with the transaction herein contemplated contains or will contain any knowingly untrue statement of a material fact or knowingly omits or will omit to state any material fact reasonably necessary to make any such representation or any such statement not misleading to a prospective purchaser of the Stock.

D.	CONDITIONS PRECEDENT TO CLOSING

This Agreement is subject to Company obtaining a certified audit by a PCAOB approved Certified Accounting Firm which shall certify as to the fairness of the Company’s financial statement in accordance Schedule B attached prior to closing to comply with United States Securities and Exchange Commission requirements.

E.	INDEMNIFICATION

1.             Sellers and the Company shall indemnify and hold harmless the Buyer from and against any losses, damages or expenses which may be suffered or incurred by Buyer arising from or by reason of the inaccuracy of any statement, representation or warranty of Sellers or the Company made herein, or the failure of Sellers or the Company to perform any agreement made by them herein. Buyer shall give Sellers prior written notice of any claim, demand, suit or action with respect to which indemnity may be sought pursuant to this Section. Sellers, in every such case, shall have the right at his sole expense and cost to participate in contesting the validity or the amount of any such claim, demand, suit or action. In the event Buyer suffers loss, damage or expense and is entitled to indemnification under this Section, the amount of any such loss, damage or expense shall be assessed against and shall be paid by Sellers. Sellers shall have no liability under this Section unless a claim for indemnification is made by the Buyer prior to the Six (6) month anniversary of the Closing. Notwithstanding anything herein to the contrary, Sellers shall have no liability under this Section for any loss, damage, expense or amount suffered or incurred by Buyer or the Company (a) as a result of any election made by the Buyer or the Company subsequent to the Closing under Section 338 of the Internal Revenue Code of 1954, as amended, or (b) which is covered by insurance maintained by the Company on the Closing Date.

2.             The Buyer shall indemnify the Company and Sellers and shall hold the Company and Sellers harmless, on demand, from and against any losses, damages or expenses which may be suffered or incurred by the Company or Sellers arising from or by reason of the inaccuracy of any statement, representation or warranty of the Buyer made herein or in any document or instrument delivered by Buyer to Sellers or the Company in connection with the transactions herein contemplated, or the failure of Buyer to perform any agreement or covenant made by it herein or in any document or instrument delivered by Buyer to Sellers or the Company in connection with the transactions herein contemplated.

F.	CLOSING

The closing under this Agreement (the "Closing") and all deliveries hereunder shall take place at the office of the Buyer on August 15, 2006 or such other date as shall be agreed upon by all the parties ("the Closing date").

G.	GENERAL PROVISIONS

1.	SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.

Unless otherwise expressly provided herein, the representations, warranties, covenants, indemnities and other agreements herein contained shall be deemed to be continuing and shall survive the consummation of the transactions contemplated by this Agreement.

2.	DILIGENCE.

The parties hereto agree that each shall with reasonable diligence proceed to take all action which may be reasonably required to consummate the transaction herein contemplated.

3.	FURTHER ASSURANCES.

Each party hereto agrees to execute such further documents or instruments, requested by the other party, as may be reasonably necessary or desirable to effect the purposes of this Agreement and to carry out its provisions, at the expense of the party requesting the same.

4.	ENTIRE AGREEMENT.

This Agreement constitutes a complete statement of all the arrangements, understandings and agreements between the parties, and all prior memoranda and oral understandings with respect thereto are merged in this Agreement. There are no representations, warranties, covenants, conditions or other agreements among the parties except as herein specifically set forth, and none of the parties hereto shall rely on any statement by or on behalf of the other parties which is not contained in this Agreement.

5.	GOVERNING LAW.

Irrespective of the place of execution or performance of this Agreement, it shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware, and cannot be changed, modified, amended or terminated except in writing, signed by the parties hereto.

6.	BENEFIT AND ASSIGNABILITY.

This Agreement shall bind and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns, provided, however, that this Agreement cannot be assigned by any party except by or with the written consent of the others. Nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm or corporation other than the parties hereto and their respective legal representatives, successors and assigns any rights or benefits under or by reason of this Agreement.

7.	COSTS.

The Buyer shall bear all costs and expenses of the transaction.

8.	COUNTERPARTS.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

9.	NOTICES.

Any notices and other communications under this Agreement shall be in writing and shall be considered given if delivered personally or mailed by certified mail to the party, for whom such notice is intended, at the address indicated at the outset hereof (or at such other address as such party may specify by notice to the other parties hereto).

10.	HEADINGS.

The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

11.	FURTHER ACTION.

Any further action required or permitted to be taken under this Agreement, including giving notices, executing documents, waiving conditions, and agreeing to amendments or modifications, may be taken on behalf of a party by its Board of Directors, its President or any other person designated by its Board of Directors, and when so taken shall be deemed the action of such party.

IN WITNESS WHEREOF, the parties hereto have respectively executed this Agreement the day and year first above written.

BUYER

WAH KING INVEST CORP.

By: /s/ Jerry Gruenbaum_________

Jerry Gruenbaum, CEO

SELLERS

By: /s/ Mr. Gerardus Ronald Steenbergen

Mr. Gerardus Ronald Steenbergen

On behalf of all Sellers by Power of Attorney

THE COMPANY

BOUWCLUB NEDRLAND B.V.

By: /s/ Mr. A.M.M.L. Spaas _____________

Mr. A.M.M.L. Spaas, CEO

ANNUAL REPORT 2006 till 30 June 2006

of

Bouwclub Nederland B.V.

Attention Mr. J. Steenbergen

JC Beetslaan 153

2131 AL Hoofddorp

Date: 4 July 2006

INDEX	page

Index	2
Mission	2
Fiscal position	3
Balance sheet per: 30 June 2006	4-5
Profit and loss account 2006, January till 30 June	6

Statutory accounting principles	7-8
Clarification to balance per 30 June 2006	9-13
Specifications of the profit and loss account 2006	14-16

MISSION

Dear Mr. J. Steenbergen,

According to your mission, I have composed the interim balance sheet and profit and loss account till 30 June 2006 of your Limited.

The interim 2006 figures in this report are composed by me based on your administration.

No accounting audit has been applied for the purpose of giving a statement as meant in the code of profession and conduct of certified accountants.

I have not noticed any shortcoming concerning the interim figures till June 2006.

Referring to all information hereafter, I herewith declare that I am willingly to provide further information.

Kind regards,

Accountantskantoor J. Vos

Drs. J. Vos RA

de savornin lohmanlaan 30

1272 HG Huizen

Phone number +31 35 5266116

FISCAL POSITION

Taxable amount for fiscal year 2006 till June before company tax fixed at:   243,452 euro

Taxable amount for fiscal year 2005 is:	44,936 euro

Compensate loss till 2003 is	(1,374)
Profit 2004	794
Profit 2005	45,516

------

44,936

======

The company tax over the profit of 2005 is 12,145 euro.

A provision for 30% company tax has to be made over the profit of 2006.

The taxable amount over the 2006 book year can be calculated as follows:

Commercial result 2006 before taxes		243,452
Add: Costs Oort10% over		pm
Deduct: investment	% over	89,624 pm

-------

Financial result	243,452

=======

Over the fiscal result, 27% company tax is owed.

Prepared to give further information.

Kind regards,

Accountantskantoor J. Vos

Drs. J. Vos RA

de savornin lohmanlaan 30

1272 HG Huizen

Phone number +31 35 5266116

Balance sheet per 30 June 2006 of Bouwclub Nederland B.V.

ASSETS

30 June 2006	31 Dec. 2005
In euro	In euro

Tangible fixed assets

Inventory	13,993
Goods in storehouse	21,008	0
Office inventory	33,613	0
Internal transport	21,008	0
__________		__________
	89,624	0
==========		==========

Participation 51% std Beheer BV	131,580

==========

Receivables	881,028	45,000
Stocks	350,625	0
Debtors	(48,452)	17,913
Long term receivables	13,475	0
VAT	273	273
Transitory assets	28,760	0
---------		---------
1,225,709		63,186
=========		=========

Available assets

Cash	26,919	0
Banks	3,285	20
---------	---------
30,204	20
=========	=========

Total assets	1,477,117	63,206
=========	=========

Balance sheet per 30 June 2006 of Bouwclub Nederland B.V.

LIABILITIES

30 June 2006	31 Dec. 2005
In euro	In euro

Equity

Share capital	18,000	18,000
Share premium account	158,700
General reserve	32,836	(580)
Result book year	243,452	33,416
---------		----------
	452,988	50,836
=========		==========

Long-term loans

Satellite newspaper	90,000
Wah King	330,377	0
=========		=========

Current liabilities

Creditors	337,472	0
Receivable invoices	172,436
Receivable goods	17,669
Loan taxes	32,445	0
Social costs	2,149	0
VAT	25,534	0
Company tax	11,916	12,145
Current account	0	0
Reservation holiday allowance	0	0
Net salaries	(7,937)	0
Other liabilities	11,490	0
Transitory liabilities	578	225
---------		----------
	603,751	12,370
=========		==========

Total liabilities	1,477,117	63,206
	=========	==========

(0)  (0)

PROFIT AND LOSS ACCOUNT 2006, JANUARY TILL 30 JUNE

2006	2005
In euro	In euro

Turnover

Turnover incl. commissions	1,109,990	45,000
Costs of turnover	(588,192)	0
---------	----------
Margin	521,799	45,000

Costs

Personnel costs	85,070	0
Costs of sale	9,524	0
Domestical costs	137,450	0
Car costs	25,958	0
General costs	19,102	292
Depreciations	0	0
---------	----------
277,104	292
_________	__________
244,694	44,708
Financial income/expenses	(1,242)	853
---------	----------
Result before taxes	243,452	45,561
Company tax	0	12,145
---------	----------
Result after taxes	243,452	33,416
=========	==========

2006	2005
In euro	In euro

Result	243,452	45,561
Costs Oort	0	0
---------		----------
Financial result	243,452	45,561
=========		==========

STATUTORY ACCOUNTING PRINCIPLES

BALANCE SHEET

Tangible fixed assets

The tangible fixed assets are valued against buying price or production price, reduced with a straight-line depreciation based on the expected economic lifespan, considering a possible remaining value.

Receivables and transitory assets

The receivables are valued against nominal value, if necessary considering possible irrecoverable debts.

Stock

Stock is valued against buying price or production price.

Equity

Issued capital

Issued and fully paid capital is 180 common shares, each 100 euro nominal. This is 18,000 euros in total.

Other assets and liabilities

All other items in the balance sheet are valued against nominal value.

STATUTORY OF RESULT PRINCIPLES

The gross margin is the balance of the net sales, purchases and other external costs. Net sales means the turnover and provision out of supply of goods and services decreased with price reductions etc. and taxation.

The costs are determined considering the earlier mentioned statutory accounting principles. Profits are accounted for the year in which goods are delivered or services have been fulfilled. Loss will be determined in the year in which they can be foreseen.

Depreciation is calculated straight-line based on the statutory accounting principles of mentioned lifetime. Acquisitions during the reporting year will be depreciated proportionally.

Company tax will be calculated based on the result, considering tax free items and completely or partially non deductible costs. Company tax will be assigned in accordance her share to the result of normal operations and the extraordinary result.

MANPOWER

Average number of staff during the reporting year:

2006	2005
---------	---------
Management	1	1
Employees	7	0
---------	---------
8	1
=========	=========

Clarification to the balance sheet per 30 June 2006

Tangible fixed assets

Purc val	Begin val		Inv 2006	Deprec.	EB16/6/6
in euro	in euro		in euro	in euro	in euro
Stock inv.	0	0	21,088	0	21,088
Invest. 2006	0	0	13,993	0	13,993

INVENTORY

Office inv.

Invest. 2006	0	0	33,613	0	33,613

Transport int.

Invest. 2006	0	0	89,624	0	89,624
	-------	-------	------	------	------
	0	0	89,624	0	89,624
	=======	=======	======	======	======

Stocks

Stock Ypma	342,391	0
Stock TV	168,312	0
Stock Far East	39,029	0
Stock Mail Order goods	144,912	0
Stock Schneider	23,505	0
Stock Ras	134,755	0
Stock Lancer	5,316	0

Stock packaging material	22,808	0
-------	-------
881,028	0
=======	=======

Some persons and companies are included in the debtor as well as the creditor list, as far as it concerns delivering goods.

Their receivables and debts can be off set in order to determine a balance for paid for stock at date.

Common debtors and creditors are:

Volume trading	29,212
Swiss exchange/Aspen/Argos	181,313
Remalux	47
Lancer and Wiener Int.	9,829

-------

220,401

=======

Stock per 30 June 2006	881,029
Deduct: unpaid goods	(220,401)

---------

Paid stock per 30 June 2006	660,628

=======

Clarification to the balance sheet per 30 June 2006

Receivables	30 June 2006	31 Dec. 2005
	In euro	In euro

Debtors	350,625	45,000
According to debtor list

Deduct: crediting for doubtful debts	0	0
--------	--------
350,625	45,000
========	========

Debtors are valued against nominal value, including a reservation for irrecoverable debts. At date no necessary reservation needs to be made.

Clarification to the balance sheet per 30 June 2006

	2006	2005
Current account	in euro	in euro

Cur. acc. Bloemers (to be received) 76,231

Changes in book year	(76,231)
	--------	0

Cur. acc. ICBS (to be received)	43,244

Cur. acc. J. Steenbergen (to be paid)	(74,897)

Cur. acc. R. Steenbergen (to be paid)	(31,047)
Cur. acc. J. Greenbaum (to be paid)	(7,522)
Cur. acc. 7th Entertainmentgroup	1,700
Cur. acc. 7th Beheer (to be received)	2,057

Cur. acc. Spaas (to be received)	18,013	17,913
Changes net salaries	0
-------	18,013
--------	--------
Total current account (() = cr)	(48,452)	17,913
========	========

Loan receivable

RGF Meier Mattern	100,000
Interest 5% 2005	1,667
Interest 5% and changes 2006	(88,192)

--------

13,475

========

Transitory assets

Prepaid expenses	28,760

========

Available assets

Cash	26,919	0
ABN 5234.11.227	150	20
Van Lanschot 2603.97.237	3,136	0
--------	--------
30,205	20
========	========

Clarification to the balance sheet per 30 June 2006

Issued capital

The shared capital exists of 900 shares of 100 euro each. Issued and fully paid are 180 shares of 100 euro each.

28 Feb. 06	31 Dec. 05
In euro	In euro

Issued and fully paid capital

Situation per 1/1	18,000	18,000

Share premium reserve	158,700

---------	----------

Situation at date	176,700	18,000
=========	==========

2006	2005
In euro	In euro

General reserve

Begin situation	32,836	(580)
Result book year	243,452	33,416
----------		----------
End situation	276,288	32,836
==========		==========

2006	2005
In euro	In euro

Creditors

Creditors stock goods	337,472	0
Creditors costs	0	0
	----------	----------
	337,472	0
	==========	==========

Clarification to the balance sheet per 30 June 2006

30 June 2006	31 Dec. 2005
In euro	In euro

Loan taxes

Loan taxes to be paid	35,191	0
Paid loan taxes	0	0
Loan taxes former years	0	0
----------	----------
35,191		0
==========	==========

Social costs

Social costs to be paid	1,161
Paid social costs	0

---------

1,161

=========

Valued Added Tax

VAT 2005			0	(13)
VAT to be paid	117,410	0
Advanced book year	(77,905)	0
Paid in book year	(13,425)	0
VAT former years			(273)	(260)
	----------			---------
		25,807		(273)
	==========			=========

Company tax

Paid company tax 2005	(229)	0
Company tax 2005	12,145	12,145
----------	---------
11,916	12,145
==========	=========

Clarification to the balance sheet per 30 June 2006

30 June 06	31 Dec. 05
In euro	In euro

Reservation holiday allowance	0

==========

Net salaries

Salaries other help	(18.749)
Net salary June	10.812
vs. catering	0

----------

(7.937)

==========

Transitory liabilities

Other debts	0
Work 3rd parties	353	0
Accounting costs	0	225
Transitory items	225	0
----------	---------
578	225
==========	=========

Specifications to profit and loss account 2006 till 30 June 2006

2006	2005
in euro	in euro

Turnover

Turnover Ypma	389,613	0
Turnover TV	4,564	0
Turnover VO	160	45,000
Turnover Mail Order	542,392	0
Turnover Tronex	51,734	0
Turnover bakker	201	0
Turnover Schneider	9,110	0
Turnover ras	15,296	0
Turnover volume	36,564	0
Turnover Lancer	855	0
Turnover hdf	31,790	0
Turnover clickclac	978	0
Turnover div beverwijk	11,215	0
Other revenues	15,143	0
Proceeds commissions	375	0
Proceeds packaging work	0	0
---------		--------
1.109.990		45.000
=========		========

Costs related to turnover

Cost price turnover Ypma	117,000	0
Cost price turnover high	50,969	0
Cost price turnover VO	3,182	0
Cost price turnover Mail Order	167,518	0
Purchase high	16,844	0
Foreign purchase	39,819	0
Commission	3,358	0
Other purchase	100,199	0
Direct costs (freight)	89,303	0
---------	--------
588,192	0
=========	========

Specifications to profit and loss account 2006

2006	2005
In euro	In euro

Costs of personnel

Salaries	68,429
Provision holiday allowance	4,078
Social costs	8,893
Allowance health insurance	3,383
Provision health insurance	(3,383)
Other costs of personnel	3,670

----------

85,070

==========

Other help	0

==========

Domestical costs

Rent	130,076
G/L/W	3,209
Costs of maintenance	3,138
Other domestical costs	1,027

----------

137,450

==========

Car costs

Fuel	11,674	0
Maintenance/reparation/rent	14,284	0
<MTB>	0	0
Insurance	0	0
VAT private use	0	0
Private use van	0	0
----------	--------
	25,958	0
==========	========

2006	2005
In euro	In euro

General costs

Office supplies	3,635	67
Subscriptions	299	0
Internet	215	0
Phones	3,414	0
Printing materials	4,825	0
Catering	4,738	0
Assurances	116	0
Cost of administration	0	225
Start up costs and other costs	1,860	0
----------	--------
	19,102	292
==========	========

Costs of sale

Costs of sale	9,524	0
==========	========

Financial income and expenses

Interest and costs bank	1,242	0
Interest cur. acc. management	0	853
Interest in taxes	0	0
Interest revenue loan receivable	0	0
----------	--------
1,242	853
==========	========